PAGE 1 OF 3 POLICY NUMBER: CP-101 DATE: NOVEMBER 12, 2024 SUBJECT: INSIDER TRADING POLICY ISSUED BY: LEGAL DEPARTMENT SUPERSEDES POLICY DATED: DECEMBER 18, 2023 DISTRIBUTION: DIRECTORS, EMPLOYEES, AND CERTAIN CONTRACTORS APPROVED BY: BOARD OF DIRECTORS A. SCOPE AND PURPOSE Federal laws and regulations prohibit trading in the securities of a company while in possession of material nonpublic information and in breach of a duty of trust or confidence. These laws and regulations also prohibit anyone who is aware of material nonpublic information from providing this information to others who may trade. Tutor Perini Corporation (together with its subsidiaries, the “Company”) requires its personnel to comply at all times with federal laws and regulations governing insider trading. This Insider Trading Policy (this “Policy”) has been adopted by the Company to satisfy its obligation to reasonably supervise the activities of Company Personnel (as defined below) with respect to insider trading and to help them avoid the severe consequences associated with violations of the insider trading laws and regulations. People Covered by this Policy This Policy applies to all “Company Personnel” including • you, as a director, officer or employee of the Company or as a contractor or consultant with access to the Company’s material nonpublic information (as defined below), • your family members who reside with you, anyone else who lives in your household (other than household employees) and any family members who do not live in your household but whose transactions in Company securities are subject to your influence or who consult with you before they trade in the Company’s securities (collectively referred to as “Family Members”), and • entities controlled or managed by you or your Family Members and trusts for which you or your Family Members are the trustee or beneficiary. Insider Trading Procedures The directors, executive officers and other designated employees and contractors of the Company (“Insiders”) also must comply with the Company’s Insider Trading Procedures (the “Insider Trading Procedures”). If you have been designated an Insider, you will be notified and will receive a copy of the Insider Trading Procedures. B. POLICY 1. What Activities are Prohibited? a. Insider Trading: Company Personnel may not purchase, sell, gift or otherwise transfer or trade in the Company’s Company securities while in possession of material nonpublic information about the Company, or directly or indirectly communicate material nonpublic information about the Company to others who may trade on the basis of that information (often referred to as “tipping”). b. Transactions in Other Companies’ Securities: The restriction on “insider trading” and “tipping” is not limited to the Company’s securities. The restriction also applies to securities of other companies that have a relationship with the Company, such as customers, suppliers, joint venture and other strategic partners, competitors, project owners, or an entity with which the Company is negotiating a major transaction, when material nonpublic information about Exhibit 19.1

2 the other companies is obtained as a result of your relationship with the Company. c. Post-Termination Transactions: This Policy continues to apply whenever and for as long as you are in possession of material nonpublic information. It continues to apply following termination of your employment with, or service to, the Company until any material nonpublic information possessed by you has become public or is no longer material, whichever is earlier. d. Company Transactions in the Company’s Securities: From time to time, the Company may engage in transactions in the Company’s securities. It is the Company’s policy to comply with all applicable securities and state laws (including approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in the Company’s securities. 2. What are the Company’s Securities? The Company’s securities include the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities. 3. What is “Material” Information? Information about the Company is “material” if it could reasonably be expected to affect the investment decisions of an investor. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of the Company’s securities. Both positive and negative information may be material. Even small changes can be material if they would result in a movement in the price of the Company’s securities. While it is not possible to identify all information that would be deemed “material,” the following items are types of information that should be considered carefully to determine whether they are material: ▪ projections of future earnings or losses, or other earnings guidance; ▪ earnings or revenue that are inconsistent with the consensus expectations of the investment community; ▪ potential restatements of the Company’s financial statements; ▪ pending or proposed mergers, acquisitions, tender offers, joint ventures, or dispositions; ▪ changes in the Company’s management or the board of directors; ▪ actual or threatened litigation or governmental investigations or major developments in such matters; ▪ dispute resolution, settlements or final resolutions in legal, regulatory or other proceedings; ▪ resolution of outstanding claims or unapproved change orders; ▪ winning or losing a significant new or existing award or contract; ▪ changes in auditors or auditor notification that the Company may no longer rely on an auditor’s audit report; ▪ changes in dividend policy, declarations of stock splits, or public or private sales of additional securities; ▪ potential defaults under the Company’s credit agreements or indentures, or the existence of material liquidity deficiencies; ▪ a significant cybersecurity incident; and ▪ bankruptcies or receiverships.

3 U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange investigators will scrutinize a questionable trade after the fact with the benefit of hindsight, so where there is any uncertainty, you should err on the side of assuming that nonpublic information could be considered material and not trade. The mere fact that you are aware of material nonpublic information is a bar to trading. It is no excuse that your reasons for trading were not based on the material nonpublic information. If you have questions regarding specific information, please contact the Chief Legal Officer. 4. What is “Nonpublic” Information? Material information is “nonpublic” if it has not been disseminated in a manner making it available to investors generally. We consider information to be publicly available only when it has been released to the public by the Company through appropriate channels, such as: 1) the filing of a report with the SEC, 2) the distribution of a press release through a widely disseminated news or wire service, or 3) by other means that we conclude are reasonably designed to provide broad public access. Before you can trade, there also must be adequate time for the market to digest the information that has been disclosed. For the purposes of this Policy, information will be considered public on the second business day after the Company’s release of the material information to the public. The fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to cause information to be considered widely disseminated even when such information is accurate. C. VIOLATIONS AND PENALTIES Violating this Policy and/or insider trading laws and regulations can undermine investor trust, harm the reputation and integrity of the Company, and result in dismissal from the Company or even serious criminal and civil charges against the individual and the Company. The Company reserves the right to take disciplinary or other measure(s) it determines in its sole discretion to be appropriate in any particular situation, including disclosure of wrongdoing to governmental authorities. The penalties for insider trading violations can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit gained or the loss avoided by the trading; pay for losses suffered; pay civil penalties up to three times the profit made or loss avoided; pay a criminal penalty of up to $5 million; and serve a jail term of up to 20 years. The Company and the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties. D. MODIFICATIONS AND WAIVERS The Chief Legal Officer has authority to interpret, amend and implement this Policy. This authority includes interpreting or waiving the terms of this Policy, to the extent consistent with its general purpose and applicable securities laws. However, the Board of Directors will approve any waiver of the terms of this Policy for directors or executive officers. E. QUESTIONS OR REPORTING OF VIOLATIONS You are encouraged to ask questions on the matters set forth in this Policy. In addition, if you violate this Policy or any federal or state laws governing insider trading, or know of any such violation by any Company Personnel, you must report the violation immediately. Please direct all inquiries or reports to Kristiyan Assouri, Chief Legal Officer. Your failure to observe this Policy could lead to significant legal problems and could have other serious consequences, including the termination of your employment.